EXHIBIT 10.2


                      OSHKOSH B'GOSH, INC.
                          PENSION PLAN

           As Amended and Restated on November 6, 2001

 Generally Effective:  January 1, 1998 (unless otherwise stated)



                        TABLE OF CONTENTS

                                                            Page


INTRODUCTION						      1

CHAPTER I   DEFINITIONS                                       1

CHAPTER II  ELIGIBILITY AND PARTICIPATION                    10
     2.01   Eligibility                                      10
     2.02   Re-Employment                                    10
     2.03   Exclusion of Collective Bargaining Employees     10
     2.04   Change in Participant Status                     10
     2.05   Employees Not in Eligible Class                  10

CHAPTER III CONTRIBUTIONS                                    10
     3.01   Employer Contributions                           10
     3.02   Funding Policy                                   11
     3.03   Employee Contributions                           11

CHAPTER IV  RETIREMENT BENEFITS                              11
     4.01   Normal Retirement Benefit                        11
     4.02   Early Retirement                                 12
     4.03   Late Retirement                                  12
     4.04   Non-Duplication of Benefit                       13
     4.05   Re-Employment                                    13

CHAPTER V   BENEFIT LIMITATIONS                              13
     5.01   Definitions                                      13
     5.02   General Limitations                              15
     5.03   Less Than 10 Years                               16
     5.04   Limitations if Participant in Other Plan(s)      16

CHAPTER VI  PRE-RETIREMENT DEATH BENEFITS                    17
     6.01   Death Benefits                                   17
     6.02   Death Benefit Limitations                        17
     6.03   Pre-Retirement Death Benefit for Surviving
            Spouse; Post-Retirement Death Benefits           17

CHAPTER VII OTHER TERMINATION AND VESTING                    17
     7.01   Full Vesting Dates                               17
     7.02   Vesting Schedule                                 17
     7.03   Commencement of Benefits                         18
     7.04   Forfeiture                                       18
     7.05   Resumption of Participation                      18

CHAPTER VIIIPAYMENT OF BENEFITS                              18
     8.01   Commencement of Benefits                         18
     8.02   Automatic Joint and Survivor Benefits            19
     8.03   Optional Forms of Payment                        20
     8.04   Incidental Death Benefits                        21
     8.04A  New Minimum Distribution Regulations             22
     8.05   Transfers                                        22
     8.06   No Other Benefits                                22
     8.07   Direct Rollover                                  22

CHAPTER IX  DESIGNATION OF BENEFICIARY                       24
     9.01   Beneficiary Designation; Election of Non-Spouse
            Beneficiary                                      24
     9.02   Priority If No Designated Beneficiary            25

CHAPTER X   TOP-HEAVY PROVISIONS                             25
     10.01  Provisions Will Control                          25
     10.02  Definitions                                      25
     10.03  Minimum Accrued Benefit                          28
     10.04  Adjustment for Benefit Form Other Than Life
            Annuity                                          29
     10.05  Nonforfeitability of Minimum Accrued Benefit     29
     10.06  Minimum Vesting Schedules                        29
     10.07  Compensation Limitation                          29

CHAPTER XI  AMENDMENT OF THE PLAN                            30
     11.01  Amendment by Employer                            30
     11.02  Conformance to Law                               30
     11.03  Merger, Consolidation, or Transfer               31

CHAPTER XII TERMINATION OF THE PLAN                          31
     12.01  Right to Terminate                               31
     12.02  Termination Priorities                           31
     12.03  Reversion to Employer                            32
     12.04  Subsequent Benefit Payments                      32

CHAPTER XIIICLAIMS PROCEDURE                                 32
     13.01  Written Claim                                    32
     13.02  Claim Denial                                     32
     13.03  Request for Review of Denial                     33
     13.04  Decision on Review                               33
     13.05  Additional Time                                  33

CHAPTER XIV CONTRIBUTION AND BENEFIT LIMITS TO HIGH PAID
            EMPLOYEES                                        33
     14.01  When Applicable                                  33
     14.02  Limitations                                      33
     14.03  Limitations if Plan Amended                      34
     14.04  Alternate Limitations                            34

CHAPTER XV  MISCELLANEOUS PROVISIONS                         35
     15.01  Reversion of Assets                              35
     15.02  Equitable Adjustment                             35
     15.03  Reasonable Compensation                          35
     15.04  Indemnification                                  35
     15.05  Protection From Loss                             35
     15.06  Protection From Liability                        36
     15.07  Adoption of Rules and Procedures                 36
     15.08  Assignment of Benefits                           36
     15.09  Mental Competency                                36
     15.10  Authentication                                   37
     15.11  Not an Employment Contract                       37
     15.12  Appointment of Auditor                           37
     15.13  Uniform Treatment                                37
     15.14  Interpretation                                   37
     15.15  Plural and Gender                                37
     15.16  Headings                                         37
     15.17  Expenses                                         37
     15.18  Prevention of Escheat                            37
     15.19  Special Provisions Respecting Military Service   38
     15.20  Participation of Affiliated Employers            38

CHAPTER XVI EGTRRA PROVISIONS                                38
     16.01  Adoption and Effective Date of Amendment         38
     16.02  Supersession of Inconsistent Provisions          38
     16.03  Increase in Compensation Limit                   38
     16.04  Modification of Top-Heavy Rules                  39
     16.05  Direct Rollovers of Plan Distributions           40


                          INTRODUCTION

     The validity, construction, and all rights granted under this Plan and Trust will be governed, interpreted, and administered by the laws of the United States under the Employee Retirement Income Security Act of 1974 (ERISA, as it may be amended) and the Internal Revenue Code of 1986 (the Internal Revenue Code, as it may be amended). However, regardless of the preceding, to the extent that ERISA and/or the Internal Revenue Code do not preempt local law, the Plan and Trust will be governed, interpreted, construed, and enforced according to the laws of the State of Wisconsin.

     If the U.S. Department of Labor or the Internal Revenue Service, or both, determines at any time that this Plan does not meet these requirements or that it is being administered or interpreted in a manner inconsistent with these requirements, the Employer may either make the appropriate amendments or adjustments, or both, which may be retroactive, to correct the situation, or terminate the Plan.

     If any provisions of the Plan and Trust are held to be invalid or unenforceable, the remaining provisions will continue to be fully effective.


                            CHAPTER I

                           DEFINITIONS

     1.01 Unless the context requires otherwise, the capitalized terms defined below will have the following meanings throughout this Plan when capitalized:

          (a) Accrued Benefit means a Participant's Normal Retirement Benefit earned under the Plan payable at a Participant's Normal Retirement Date based on his Years of Benefit Service and monthly Compensation up to the date for which the Accrued Benefit is being determined.

          Unless otherwise provided under the Plan, each Section
     401(a)(17) employee's Accrued Benefit under this Plan will be the greater of the Accrued Benefit determined for the employee under (1) or (2) below:

                (1) the employee's Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the employee's total years of service taken into account under the Plan for the purposes of benefit accruals, or

		(2)  the sum of:
                    a. the employee's Accrued Benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the regulations, and

		    b. the employee's Accrued Benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the employee's years of service credited to the employee for the Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

               A Section 401(a)(17) employee means an employee whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded $150,000.

	(b) Actuary is any person or firm selected by the Employer (as provided by applicable law) to make calculations required by law or otherwise desired to be made under the Plan. The Actuary is also responsible for calculating the Actuarial Equivalents required by the Plan in accordance with generally accepted actuarial principles. An Actuary may be removed by the Employer or resign at any time by written notice.

	(c) Actuarial Equivalent. Two benefits are said to be Actuarial Equivalents if they have the same present value as determined by the Actuary in accordance with generally accepted actuarial principles applied in a uniform and nondiscriminatory manner.
The actuarial assumptions to be used in determining Actuarial
Equivalents are as follows:

		(1)  For purposes of the small amount cash-out provision of
          Section 8.01 (relating to amounts not in excess of $3,500, changing to $5,000 on January 1, 2002) and for purposes of any lump sum payment which may become due because of the pre-retirement death of the Participant, the actuarial assumptions to be used shall be the "applicable mortality table" and the "applicable interest rate." The term "applicable mortality table" means the table prescribed by the IRS from time to time under Section 417(e)(3) of the Code. The term "applicable interest rate" means the annual rate of interest on 30-year Treasury securities as published by the IRS for the second full calendar month preceding the calendar month that contains the annuity starting date (distribution date). However, at any time on or after July 1, 1998, the single sum distribution payable under such small account cash-out provision or because of the pre-retirement death of the Participant must be no less than the single sum distribution calculated using the Unisex Pension 1984 Mortality Table and an interest rate of 5.5%, based upon the Participant's Accrued Benefit under the Plan through June 30, 1997 and based upon the Participant's age on the annuity starting date (distribution date) or the date of death.

		(2) For purposes of any lump sum payment under the provisions of Section 8.03(d), excluding only any lump sum payment which may become due because of the pre-retirement death of the Participant, the actuarial assumptions to be used shall be the "applicable mortality table" and the "applicable interest rate," as such terms are defined in subsection (1) above.

		(3) For purposes of optional forms of payment, in circumstances other than those covered by the special rules set forth in paragraphs (1) and (2) above, the actuarial assumptions to be used are the Unisex Pension 1984 Mortality Table and 5.5% interest; provided, however, that in no event may the interest rate exceed the PBGC rates in effect at the date of distribution.

		(4) For purposes of the benefit increase covered in Plan Section 4.03, the actuarial assumptions to be used are the Unisex Pension
1984 Mortality Table and 5.5% interest; provided, however, that in no event may the interest rate exceed the PBGC rates in effect at the date of distribution.

         (d) Affiliated Employer. Affiliated Employer means each corporation which is included as a member of a controlled group with the Employer, and trades and businesses whether or not incorporated, which are under common control by or with the Employer within the meanings of Sections 414(b) and (c) of the Internal Revenue Code of 1986, or any amendments thereof. Further, the term shall include any members of the same "affiliated service group" within the meaning of Code Section 414(m) and any other entity required to be aggregated with the Employer under Code Section 414(o).

	(e) Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity or in any other form, all as provided in Section 417(f) of the Code and regulations thereunder.

	(f) Beneficiary is the person or entity designated in Chapter IX to receive any death benefits of a Participant which become payable under the Plan.

	(g) Break in Service shall mean as to any Participant who, as of December 31, 1988 or earlier, had incurred a One Year Break in Service after termination of employment. A One Year Break in Service means a Plan Year in which the Employee does not complete an aggregate of more than 500 Hours of Service with the Employer or Affiliated Employers.

          As to any Participant who, as of December 31, 1988 or earlier, has not incurred a Break in Service under the rules then in existence, and as to terminations of employment on and after January 1, 1989, a Break in Service shall be any subsequently ending and consecutive five One Year Breaks in Service.

          Special provisions with respect to military service are contained in Section 15.19 hereof.

        (h) Code means the Internal Revenue Code of 1986, as amended and as it may be amended.

	(i) Committee is the organization appointed by the Board of Directors of the Employer (which may name itself as the Committee) for purposes of overseeing the administration of the Plan, and performing any other duties specified in this Plan. A Committee member may resign or be removed at any time by the Board of Directors of the Employer by written notice. To assist it in its duties, the Committee may employ agents or legal counsel.

          Any such Committee may in its regulations or by action delegate the authority to any one or more of its members to take any action on behalf of the Committee and as to such actions, no meetings or unanimous consent shall be required. The Committee may also act at a meeting or by its unanimous written consent. A majority of the members of the Committee shall constitute a quorum for the transaction of business and shall have full power to act hereunder. All decisions shall be made by vote of the majority present at any meeting at which a quorum is present, except for actions in writing without a meeting which must be unanimous. The Committee may appoint a Secretary who may, but need not, be a member of the Committee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. Any absent Committee member, and any dissenting Committee member who (at the time of the making of any decision by the majority) registers his dissent in writing delivered at that time to the other Committee members, shall be immune to the fullest extent permitted by law from any and all liability occasioned by or resulting from the decision of the majority. All rules and decisions of the Committee shall be uniformly and consistently applied to all persons in similar circumstances. The Committee shall be entitled to rely upon the records of the Employer or any Affiliated Employer as to information pertinent to calculations or determinations made pursuant to the Plan. A member of the Committee may not vote or decide upon any matter relating solely to himself or vote in any case in which his individual right of claim to any benefit under the Plan is particularly involved. If, in any case in which a Committee member is so disqualified to act, the remaining members cannot agree, then, the President of the Employer will appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which that member is disqualified to act.

          In the event a dispute arises under the Plan and Trust, the Committee will be the authorized agent for the service of legal process.

          (j) Compensation is the quotient of total wages, salaries, fees and other amounts received for a particular Plan Year (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment by the Participant from a Participating Employer to the extent that the amounts are includable in gross income (or such Compensation paid or accrued for Plan Years prior to January 1, 1991), and including any elective contributions not otherwise includable in income under a Code Section 125 cafeteria plan or Section 401(k) plan, but excluding reimbursements or other allowances, fringe benefits (cash and noncash, including, without limitation, any income arising in connection with any stock options, restricted stock or other equity based incentives relating to stock of the Employer), moving expenses, deferred compensation and welfare benefits, divided by 12 (or the number of actual completed calendar months for purposes of the first or last Plan Years of employment).

          Effective as of January 1, 2001, for Employees who are salespersons receiving any commissions during the Plan Year, no more than $50,000 of Compensation while so employed (as adjusted under Code Section 414(q)(1)(C); $54,480 in 1989, $56,990 in 1990, $60,535 in 1991, $62,345 in 1992, $64,245
     in 1993, and $66,000 in 1994, 1995 and 1996, and changing
     for 1997 to the limit represented in Code Section 414(q)(1)(B) which was $80,000, and as adjusted thereafter) will be used for purposes of determining benefits under the Plan. This restriction shall not apply to national account executives or sales employees with a security code classification of 710.

          Notwithstanding any provision of the Plan to the contrary, prior to January 1, 1989, "Compensation" will be determined under the terms of the Plan then in effect; provided, however, that with respect to any Employee with an Hour of Service after December 31, 1988, a special rule will apply. For any given Plan Year commencing on or after January 1, 1989, if such Employee is not a "Highly Compensated Employee" (within the meaning of Code Section 414(q)) during such Plan Year, then the five year average monthly Compensation will be determined without regard to
     (i) the adjusted $50,000 limit provided above, and (ii) the Compensation limitations that were applicable to salespersons under the terms of the Plan as in effect prior to January 1, 1989, for each prior Plan Year during which the Employee was not a Highly Compensated Employee.

          However, for any Plan Year beginning after December 31,
     1988, Compensation in excess of $200,000 (as adjusted as permitted under Code Section 401(a)(17) from time to time) shall be disregarded.

          In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each employee taken into account under the plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For Plan Years beginning on or after January 1, 1994, any reference in this plan to the limitation under Section
     401(a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

          If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.

          However, for special rules with respect to the application of increases in Compensation limits due to EGTRRA, reference is made to Section 16.03 of the Plan.

        (k)  Date of Employment means:

                (1) the day on which the Employee performs his first Hour of Service on or after the date on which he is employed by the Employer or an Affiliated Employer, or

		(2) the date on which the Employee performs his first Hour of Service on or after the date on which he is re-employed following a Break in Service.

        (l) Disability is any impairment which arises before a Participant's termination of employment with the Employer or an Affiliated Employer which may be expected to be of a long continued duration or which may be expected to result in death and which prevents him from satisfactorily performing his duties with the Employer or an Affiliated Employer. Determination of such Disability will be made by a physician selected by the Committee.

	(m) Early Retirement occurs on the first day of any month coinciding with or next following the Early Retirement Date of a Participant in which he incurs a Termination of Employment, provided he has not then attained his Normal Retirement Date.

	(n) Early Retirement Date is the date on which the Participant has attained the age of 60 and completed 5 years of Vesting
Service.

	(o)  Effective Date of the Plan is January 1, 1947.  The
Effective Date of this amendment and restatement is January 1, 1998, unless otherwise provided herein.

	(p) Employee is any person employed directly by the Employer or an Affiliated Employer and for whom the Employer or an Affiliated
Employer pays Social Security taxes and who in each case is not excluded by the provisions of Section 2.03 hereof relating to collective bargaining employees. "Leased employees" as defined in Code Section 414(n) shall not be eligible to participate in the Plan although it is recognized that such leased employees, if any, must be treated as employees of the Employer or an Affiliated Employer for purposes of certain nondiscrimination, coverage, and other rules under the Code. Also excluded is any person who is classified by the Employer or an Affiliated
Employer as other than as an Employee, for the entire period of such classification, without regard to any subsequent reclassification which may occur by operation of law or otherwise.

          It is recognized that the definition of an eligible "Employee" was significantly expanded as to certain classes of Employees (the "Newly Included Group") by amendment to this Plan effective as of January 1, 1989. Notwithstanding any other provisions of this Plan, individuals in the Newly Included Group shall have all past periods of service with the Employer counted as Years of Eligibility and Vesting Service for purposes of this Plan. Such past service shall also be counted as Years of Benefit Service for purposes of this Plan, except for Years covered under another private defined benefit pension plan sponsored by the Employer.

        (q) Employer is OshKosh B'Gosh, Inc. and any successor corporation by merger, purchase, or otherwise.

	(r) Employment Year means a 12-month period following an Employee's most recent Date of Employment.

	(s) Hours of Service means any of the following hours (assuming a 190 hour month for any Employee not employed on an hourly basis who works one hour during the month):

                (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

		(2) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for a single computation period (whether or not the period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

		(3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under (1) or (2) above, as the case may be, and under this definition (3). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

          For purposes of determining whether a One Year Break in Service has occurred for participation and vesting purposes, an employee who is absent from work (i) by reason of her pregnancy, (ii) by reason of the birth of a child of the employee, (iii) by reason of the placement of a child in connection with the adoption of the child by the Employee or
     (iv) for purposes of caring for the child during the period immediately following the birth or placement for adoption, Hours of Service shall be credited according to the following rule. During the period of absence, the Employee shall be deemed to have completed the number of hours that normally would have been credited but for the absence. If the normal work hours are unknown, eight hours of service shall be credited for each normal workday during the leave. Provided, however, the total number of Hours of Service required by this paragraph to be treated as completed for any period shall not exceed 501. The Hours of Service to be credited under this Section shall be credited in the year in which the absence begins if such crediting is necessary to prevent a One Year Break in Service in that year or in the following year.

          Hours of Service will also be credited for any individual considered an Employee under Section 414(n).

          If records of employment with respect to an Employee's service with the Employer before the effective date of this restatement are insufficient to determine his exact Hours of Service, the Committee will make reasonable estimates of said Hours of Service based on such records of employment. Any such Hours of Service estimates will be made in a uniform, nondiscriminatory manner and will be binding on all Employees.

          Hours of Service attributable to employment with the Employer and any Affiliated Employer shall be counted for all purposes of this Plan, except for the determination of Years of Benefit Service under Section 1.01(ii), which credits only Hours of Service accrued while an Employee in the service of a Participating Employer.

        (t) Joint and Survivor Annuity is an annuity for the life of the Participant, with a survivor annuity for the life of a Participant's spouse which is 50% of the amount of the annuity payable for the life of the Participant and which is the Actuarial Equivalent of the Normal Form of Benefit.

	(u) Non-Vested or Forfeited means that portion of a benefit to which a Participant would not be entitled under Section 7.02 if he incurred a Termination of Employment.

	(v) Normal Form of Benefit is a benefit payable monthly for the life of a Participant with no benefits payable to a Beneficiary upon the Participant's death.

	(w) Normal Retirement Date is the first of the month coinciding with or next following the Participant's attainment of age 65. A
Participant will be fully Vested at age 65.

	(x) Normal Retirement Benefit is the monthly benefit described in Section 4.01 payable beginning the first of the month following the Normal Retirement Date.

	(y) Participant is an Employee who has met the eligibility requirements of Chapter II.

	(z) Participating Employer means the Employer and any Affiliated Employer authorized by the Employer to participate in this Plan, by extending the same to such Affiliated Employer's eligible
Employees.

	(aa) Plan means the OshKosh B'Gosh, Inc. Pension Plan as it may be amended from time to time.

	(bb) Plan Administrator is OshKosh B'Gosh, Inc.

	(cc) Plan Year is January 1 to December 31.

	(dd) Termination of Employment of an Employee for purposes of the Plan shall be deemed to occur upon his resignation, discharge, retirement, death, disability, failure to return to active work at the end of an authorized leave of absence, or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, failure to return from military service within the time prescribed by any law protecting employment rights, or upon the happening of any other event or circumstance, which, under the policy of the Employer or an Affiliated Employer, as in effect from time to time, results in the termination of the employer/employee relationship.

	(ee) Trust means the OshKosh B'Gosh, Inc. Pension Trust as it may be amended from time to time.

	(ff) Trustee is the person(s), corporation, or combination thereof, and any duly appointed successor or successors, named as Trustee in the Trust document.

	(gg) Trust Fund is the total of contributions made to the Trust, increased by profits, income, refunds, and other recoveries received, and decreased by losses and expenses incurred, and benefits paid.

	(hh) Vested is that portion of an Accrued Benefit to which a Participant has a nonforfeitable right.

	(ii) Year of Benefit Service for an Employee means a Plan Year during which he completes at least 1,000 Hours of Service in the employ of a Participating Employer. In the event that a Participant is not employed for the entire Plan Year, a partial
Year of Benefit Service will be earned as follows:

          Number of Hours of Service  Year of Benefit Service
              During a Plan Year

                1,000 or more                   1.0
           900 but less than 1,000               .9
            800 but less than 900                .8
            700 but less than 800                .7
            600 but less than 700                .6
            500 but less than 600                .5
            400 but less than 500                .4
            300 but less than 400                .3
            200 but less than 300                .2
            100 but less than 200                .1
                less than 100                    0

          Years of Benefit Service prior to January 1, 1984 will be determined according to the provisions of the Plan in effect prior to January 1, 1984.

          Effective January 1, 1991, Employees at the Employer's
     McEwen facility who become Participants under Section 2.01 may earn a Year of Benefit Service or a partial Year of Benefit Service under the above definition.

        (jj) Year of Eligibility Service is the Employment Year of an Employee, provided he completes at least 1,000 Hours of Service during such Employment Year. For an Employee who does not compete at least 1,000 Hours of Service in his Employment Year, a Year of Eligibility Service is a Plan Year, starting with the Plan Year next following his Date of Employment, during which he completes at least 1,000 Hours of Service.

	(kk) Year of Vesting Service is any Plan Year, starting with the Plan Year in which an Employee is hired by the Employer or an Affiliated Employer during which such Employee completes at least
1,000 Hours of Service.

                           CHAPTER II

                  ELIGIBILITY AND PARTICIPATION

     2.01 Eligibility. On and after January 1, 1989, each Employee of a Participating Employer will become a Participant in the Plan the first of the month coincident with or next following:

        (a)  his attainment of at least age 21; and

	(b)  his completion of one Year of Eligibility Service.

     Effective May 21, 1991, this Plan is merged with the OshKosh B'Gosh, Inc. McEwen Hourly Employees' Pension Plan (the "McEwen Plan"). Employees participating in the McEwen Plan on May 20, 1991, will become Participants in this Plan on May 21, 1991. Otherwise, Employees at the McEwen facility will become Participants in this Plan as provided in this Section 2.01.

     2.02 Re-Employment. Notwithstanding the provisions of Section 2.01, any Participant who terminated employment with a Participating Employer after the effective date of this restatement, and is later rehired, shall again become eligible to become a Participant on his most recent Date of Employment.

     2.03 Exclusion of Collective Bargaining Employees. An Employee who is covered by a collective bargaining agreement to which a Participating Employer is a party will not be eligible to participate in this Plan unless that collective bargaining agreement specifically provides for coverage of such Employees under this Plan.

     2.04 Change in Participant Status. In the event a Participant is no longer a member of the eligible class of Employees and becomes ineligible to participate, such employee will participate immediately upon returning to the eligible class of Employees.

     2.05 Employees Not in Eligible Class. In the event an employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such employee will participate immediately if such employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.


                           CHAPTER III

                          CONTRIBUTIONS

     3.01 Employer Contributions. Upon advice from the Actuary, the Participating Employers will contribute from time to time amounts sufficient to fund the benefits under the Plan and Trust. Such contributions will be paid over to the Trustees of the Trust
Fund. To the extent any contributions are not deductible under Code Section 404, such contributions shall be returned to the Participating Employers.

     3.02 Funding Policy. In order to implement and carry out the provisions of the Plan and finance the benefits under the Plan, the Employer will establish and maintain a funding policy with respect to the Trust Fund in a manner consistent with applicable law.

     3.03 Employee Contributions. Employee contributions are not permitted under this Plan.


                           CHAPTER IV

                       RETIREMENT BENEFITS

     4.01 Normal Retirement Benefit.

        (a) A Participant who retires from a Participating Employer on his Normal Retirement Date is entitled to a monthly Normal Retirement Benefit, payable in the Normal Form of Benefit, in an amount equal to the sum of 1% of the Participant's five-year average monthly compensation (the average of any five consecutive Plan Years or if the actual number of such Years is less than five, the average based on the number of completed months, which produce the highest average) multiplied by his Years of Benefit Service.

	(b) A Participant who terminates from employment before January 1, 1992, and who was transferred by the Employer from employment covered by another pension plan of the Employer to employment covered by this Plan, will have his retirement benefits calculated based on his Years of Benefit Service earned after his date of transfer.

	(c) A Participant who terminates on or after January 1, 1992, but before January 1, 1993, and who was transferred by the Employer from employment covered by another pension plan of the Employer to employment covered by this Plan, will have his retirement benefits determined as follows: the Normal Retirement Benefit will be the greater of the amount determined under paragraph (a) of this Section 4.01 (based on his Years of Benefit Service earned after his date of transfer) or an amount equal to the product of (1) times (2), with such product reduced by (3), as follows:

                (1) the unit benefit (e.g., the dollar amount that is multiplied by Years of Benefit Service), as of the Employee's Termination of Employment from this Plan, payable from the plan under which the Employee was covered prior to the transfer;

		(2) the Employee's total Years of Benefit Service (including service under the plan which the Employee was covered prior to the transfer);

		(3) the actual benefit payable from the plan under which the Employee was covered prior to the transfer.

        (d) A Participant who terminates from employment on or after January 1, 1993, and who, before January 1, 1989, was transferred by the Employer from employment covered by another pension plan of the Employer to employment covered by this Plan, will have his retirement benefits calculated based on all of his Years of Benefit Service earned including employment covered by the other pension plan.

	(e) A Participant who terminates on or after January 1, 1993, and who, on or after January 1, 1989, was transferred by the Employer from employment covered by another pension plan of the Employer to employment covered by this Plan, will have his retirement benefits determined under paragraph (c) of this
Section 4.01.

	(f) The retirement benefits under this Plan of an Employee who is transferred by the Employer from employment covered by this Plan to employment covered by another pension plan of an Affiliated Employer, will be calculated up to his date of transfer.

	(g) Effective May 21, 1991, this Plan and the McEwen Plan are merged. Any Accrued Benefit earned under the terms of the McEwen
Plan before May 21, 1991, shall be payable under this Plan. The retirement benefits under this Plan applicable to Employees at the Employer's McEwen facility will be calculated based on Years of Benefit Service on or after January 1, 1991. For the Plan
Year ending December 31, 1991, such Employees shall accrue a benefit equal to the greater of the benefit accrued under this Plan (including all service on or after January 1, 1991) or the benefit accrued under the McEwen Plan between January 1, 1991 and May 20, 1991. For purposes of calculating a Participant's five year average monthly compensation for any Plan Year before January 1, 1991, this Plan will take into account compensation earned under the terms of the McEwen Plan then in effect.

     4.02 Early Retirement. A Participant who is eligible for Early Retirement may retire from the employ of a Participating Employer at any time prior to his Normal Retirement Date. Such
Participant may elect to begin receiving his early retirement benefit on or after his Early Retirement Date, subject to the provisions of Section 8.01. For purposes of this Section 4.02, the amount of a Participant's early retirement benefit is equal to his Accrued Benefit. Such benefit will be reduced to its Actuarial Equivalent for each month that benefits commence before Normal Retirement Date.

     4.03 Late Retirement. If a Participant remains in the employ of a Participating Employer after his Normal Retirement Date, unless an election to the contrary is made under Section 8.01, his benefit payments will begin no later than his Required Beginning Date, as defined in Section 8.01. The amount of the benefit payable when such Participant actually retires from the employ of a Participating Employer will be calculated in the same manner as the Normal Retirement Benefit including Compensation and Years of Benefit Service after the Participant's Normal Retirement Date.
Such benefit will be offset by the Actuarial Equivalent of any benefit previously paid under this Plan to such Participant.

     However, if a Participant remains in the employ of a Participating Employer after his Normal Retirement Date, such Participant, upon his subsequent retirement, shall have the value of his benefit in the Normal Form increased by the Actuarial Equivalent of the monthly benefit in the Normal Form to which he would have been entitled had he not continued in employment, for any month after his Normal Retirement Date until the date that benefits actually commence. In the event of such Participant's death while continuing in the employ of a Participating Employer after his Normal Retirement Date, the Actuarial Equivalent value of the additional benefit that would have been provided under the preceding sentence shall be added to the value of his benefit for purposes of any death benefit that may be payable under Chapter VI or VIII.

     4.04 Non-Duplication of Benefit. Under no circumstances will the benefit of any Employee who has incurred a Termination of Employment and is later rehired by a Participating Employer be greater than the benefit he would have received if the Termination of Employment had not occurred and he had been continuously employed. Upon such Participant's later retirement or Termination of Employment, the Participant's Normal Retirement
Benefit shall be reduced by the Actuarial Equivalent of any benefit previously paid under this Plan to such Participant.

     4.05 Re-Employment. If a former Employee who is receiving benefits from the Plan and Trust returns to the employ of the Employer or an Affiliated Employer, his benefit payments shall continue uninterrupted.


                            CHAPTER V

                       BENEFIT LIMITATIONS

     5.01 Definitions. For purposes of this Chapter V, the capitalized terms defined below will have the following meaning when capitalized:

     Annual Additions means the total of the following amounts, if any, which are allocated to the Combined Accounts of a
Participant:

        (a) Employer contributions (excluding Employer contributions arising from an award of back pay by agreement with the Employer or by court order);

	(b)  Amounts forfeited by non-Vested previous Participants;

	(c)  Non-deductible voluntary Employee contributions; and

	(d) Any amount added to an individual medical account as defined in Section 415(e)(2) of the Code which is part of a pension or annuity plan of the Employer for the Participant (even if not in a defined contribution plan).

     For purposes of determining Annual Additions, a rollover contribution from an IRA of a Participant, or from his account in the qualified retirement plan of his previous employer will not be included.

     Average Compensation of a Participant is his Total
Compensation during the three consecutive Limitation Year period in which he earned a Year of Vesting Service and which produces the highest average.

     Combined Accounts means the total of all accounts of a Participant in all of the Defined Contribution Plans of the Employer.

     Defined Benefit Plan is a retirement plan which does not provide for benefits from an individual account of a Participant, but rather such benefits are based on a benefit formula provided by the Plan.

     Defined Contribution Plan is a retirement plan which provides for an individual account for each Participant and for benefits based entirely on the balance of that account. The account balance is usually derived from contributions, income, expenses, market value increases or decreases, and sometimes non-Vested (Forfeited) amounts from Participants who terminate employment before retirement.

     Employer means the employer that adopts this Plan. All members of a controlled group of corporations (as defined in Section 414(h) as modified by Section 415(h) of the Code), all trades or businesses (whether or not incorporated) under common control (as defined by Section 414(c) as modified by Section 415(h) of the Code), or all members of an affiliated service group (as defined in Section 414(m) of the Code), will be considered a single employer for the purposes of applying the limitations of this Chapter.

     Limitation Year is the Plan Year.

     Total Compensation includes a Participant's earned income, wages, salaries, and fees for professional service and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the plan (including but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses) and excluding the following:

          (a) Employer contributions to a plan of deferred compensation which are not included in the gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

        (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

	(c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

	(d) Other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of a 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Employee). Notwithstanding the above definition, from and after January 1, 1998, Total Compensation shall include any elective deferral contributions (as defined in Code Section 402(g)(3)) and any amounts contributed or deferred by the Employer at the election of the Participant which are not included in the gross income of the Participant by reason of Code
Section 125 or 457, and, from and after January 1, 2001, by reason of Code Section 132(f).

     5.02 General Limitations. Under no circumstances will the total annual benefits (which, for purposes of this Chapter means benefits payable in the form of a straight life annuity, without ancillary benefits, or if payable in some other form, the Actuarial Equivalent (computed using an interest rate of 5%) of such form) derived from Employer contributions and payable under all Combined Plans to a Participant who retires at or after the Social Security Retirement Age (as defined in Code Section
415(b)(8)) exceed the lesser of the following for any Limitation
Year:

        (a) $90,000 (the "Dollar Limitation") (effective on January 1, 1988, and each January 1 thereafter, the $90,000 limitation above will be automatically adjusted to the new dollar limitation determined by the Commissioner of Internal Revenue for that calendar year. The new limitation will apply to Limitation Years ending within the calendar year of the date of the adjustment.)

	(b) 100% of his Average Compensation (as defined in Section 5.01) (the "Compensation Limitation").

     If the annual benefit commences after the Social Security Retirement Age, the benefit may not exceed the Actuarial Equivalent of a single life annuity equal to the Dollar Limitation commencing on the Participant's Social Security Retirement Age. To determine Actuarial Equivalence after the Social Security Retirement Age, in the preceding sentence, an interest rate assumption of 5% will be used.

     If the annual benefit commences before a Participant's attainment of his Social Security Retirement Age, the Dollar Limitation applicable to such benefit shall be reduced to an amount which is equal to a single life annuity commencing at the same time which is the Actuarial Equivalent of a single life annuity equal to the Dollar Limitation commencing on the Participant's Social Security Retirement Age.

     Notwithstanding the above, if the Participant was a Participant in a plan in existence on July 1, 1982, the maximum permissible amount shall not be less than the Participant's accrued benefit as of September 30, 1983.

     Notwithstanding the foregoing provisions of this Section 5, if the maximum limitations on retirement benefits, with respect to any person who was a Participant prior to January 1, 1987 and whose retirement benefit (determined without regard to any changes in the Plan after May 6, 1986 and without regard to cost-of-living adjustments occurring after December 31, 1986) exceeds the limitations set forth in this Section, then, for purposes of such Section and Section 415(b) and (e) of the Code, the Dollar Limitations with respect to such Participant shall be equal to such Participant's retirement benefit as of December 31, 1986; provided that such Participant's retirement benefit did not exceed the maximum limitation as in effect for all the Plan Years prior to January 1, 1987.

     Regardless of anything to the contrary, the limitations described in Section 5.02(a) and (b) above will not apply if the annual benefits of a Participant under all Combined Defined Benefit Plans do not exceed $10,000 in the Plan Year or any prior Plan Year, and if he has never been a Participant in any Defined Contribution Plan of the Employer.

     5.03 Less Than 10 Years. If the annual benefit commences when the Participant has completed less than ten years of Vesting
Service with the Employer, the limitations described in Section
5.02 will be reduced by 10% for each Year of Vesting Service less than ten.

     5.04 Limitations if Participant in Other Plan(s). If a Participant is also a Participant in a Defined Contribution Plan (or Plans) maintained by the Employer, the decimal equivalent of the sum of the fractions determined as follows for all Defined Benefit Plans and Defined Contribution Plans maintained by the Employer in which he participates shall not exceed 1.0 for any Limitation year:

          (a) A defined benefit fraction, the numerator being the projected total annual benefits of the Participant under all Employer-sponsored Defined Benefit Plans (whether or not terminated), and the denominator being the lesser of:

               (1) the product of 1.25 multiplied by $90,000 (or, if permitted by applicable law, such other dollar amount as is specified annually by the Secretary of the Treasury, or his delegate); or

		(2)  the product of 1.4 multiplied by the Participant's Average
Compensation.

          (b) A defined contribution fraction, the numerator being the sum of the actual Annual Additions to the Participant's Combined
     Accounts under all Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, and the denominator being the sum of the lesser of the following amounts determined for such Limitation
     Year and all prior Limitation Years of the Participant's service with the Employer (regardless of whether a Defined Contribution
     Plan was maintained by the Employer):

               (1) the product of 1.25 multiplied by $30,000 (or, if greater, one-fourth of the Dollar Limitation in effect under Code Section 415(b)(1)(A)); or

		(2) the product of 1.4 multiplied by 25% of his Total Compensation for such Limitation Year.

     In the event the projected annual benefits of a Participant under all Defined Benefit Plans cause the total of the fractions determined under (a) and (b) above to exceed 1.0, the annual benefits under the Employer-sponsored Defined Benefit Plans will be reduced to the extent necessary so that the sum of the defined benefit plan fraction and defined contribution plan fraction do not exceed 1.0.

     From and after January 1, 2000, the special limitations set forth in this Section 5.04 shall no longer apply.


                           CHAPTER VI

                  PRE-RETIREMENT DEATH BENEFITS

     6.01 Death Benefits.  Except as provided in Section 6.03 and
Chapter VIII, any death benefits payable under the Plan and Trust will be according to the provisions of this Section 6.01.

     The Beneficiary of any Participant (including former Participants with deferred vested benefits) who dies before his Annuity Starting Date will be entitled to a lump sum death benefit, payable as soon as administratively possible after the Participant's death, equal to the present Actuarial Equivalent value (as determined by the Actuary) of the Accrued Benefit of such Participant on his date of death.

     6.02 Death Benefit Limitations. Except as provided in Sections 6.01, 6.03 and Chapter VIII, the Beneficiary or spouse of any Participant who dies will not be entitled to any death benefit under the Plan and Trust.

     6.03 Pre-Retirement Death Benefit for Surviving Spouse; Post-Retirement Death Benefits. Unless the Participant has designated someone other than his spouse as the primary Beneficiary under the provisions of Section 9.01, the death benefit payable to the spouse of a Participant (including a former Participant with deferred vested benefits) who dies before his Annuity Starting Date will be in the form of a single life annuity for the life of such spouse which is the Actuarial Equivalent of the Accrued Benefit of such Participant. The surviving spouse may elect to commence payment of such annuity within a reasonable period after the Participant's death. Absent an election by the surviving spouse, payment of such annuity will start on the later of the Participant's date of death or the date when the Participant would have attained age 62. The surviving spouse may also elect the lump sum death benefit specified in
Section 6.01 above in lieu of such annuity. If the Participant dies after benefits have commenced under one of the forms specified in Chapter VIII, the death benefits payable, if any, will be in accordance with the form of payment then in effect.


                           CHAPTER VII

                  OTHER TERMINATION AND VESTING

     7.01 Full Vesting Dates. Upon the date of a Participant's death, retirement or incurrence of a Disability, he will be fully Vested in his Accrued Benefit.

     7.02 Vesting Schedule. A Participant who has completed at least 5 Years of Vesting Service and who terminates his employment with the Employer or an Affiliated Employer for reasons other than death, Disability, or retirement will be fully Vested in his Accrued Benefit. If a Participant terminates his employment with the Employer or an Affiliated Employer for reasons other than death, Disability, or retirement before he has completed 5 Years of Vesting Service, he will not be Vested in any benefit in this Plan and his entire Accrued Benefit will be forfeited.

     7.03 Commencement of Benefits. The payment of any Vested Accrued Benefit determined under this Chapter will start on the date specified in Section 8.01, and will be adjusted for either or both of the following reasons:

        (a) If payments start on a date prior to the Participant's Normal Retirement Date, such payments will be adjusted as specified in Section 4.02;

	(b) If payments are in a form other than the Normal Form of Benefits, such payments will have an Actuarial Equivalent adjustment made.

     7.04 Forfeiture. Any Non-Vested Accrued Benefit determined under this Chapter, or any other benefit forfeited by a Participant who dies but is not eligible for death benefits under the Plan and Trust will be retained in the Trust Fund and will be used to reduce the future Participating Employer contributions to the Plan.

     7.05 Resumption of Participation. If an Employee returns to the employ of a Participating Employer following a Break in Service, his Years of Vesting Service and Years of Benefit Service which occurred before such Break in Service will be aggregated with his Years of Vesting Service and Years of Benefit Service occurring after such Break in Service if he also meets either of the following requirements:

        (a) If he was Vested in some or all of his Accrued Benefit under this Plan at the time his Break in Service occurred; or

	(b) Even if he was not Vested in his Accrued Benefit at the time of his Break in Service, if the number of consecutive One Year
Breaks in Service is less than the Years of Vesting Service which occurred before such Break in Service.

                          CHAPTER VIII

                       PAYMENT OF BENEFITS

     8.01 Commencement of Benefits. Unless a Participant elects in writing to further defer the starting date of any benefit payable under the Plan and Trust, benefits must begin to be paid within 60 days after the later of:

        (a)  the last day of the Plan Year in which he attains age 65; or

	(b) the last day of the Plan Year in which he incurs a Termination of Employment.

     Effective January 1, 2000, and notwithstanding any other provisions of this Plan but subject to the special rules pertaining to 5% owners and certain other Participants set forth below, any benefit payable to a Participant shall commence no later than the "Required Beginning Date" for a Participant under Code Section 401(a)(9), as amended by the Small Business Job Protection Act of 1996, which is the April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires or terminates service with the Employer or an Affiliated Employer.

     However, any benefit payable to a Participant who is a more than 5% owner of the "employer" as defined in Code Section 416 with respect to the Plan Year ending in the calendar year in which such Participant attains age 70 1/2 shall commence no later than the April 1st of the calendar year following the calendar year in which such Participant attains age 70 1/2, even if he has not separated from service as of such date.

     Further, any Participant continuing in the service of the Employer or an Affiliated Employer who attained age 70 1/2 after December 31, 1996 but before January 1, 2000 shall have an option to elect either to begin receiving benefits starting no later than April 1st of the calendar year following the calendar year in which such Participant attains age 70 1/2 or to defer the commencement thereof (and, if applicable, to stop the current receipt of benefits) until retirement or termination of service. Any distribution of benefits that was being made to such a Participant in the Joint and Survivor Annuity form may be stopped under the preceding sentence only if consent of the person who was such Participant's spouse when the benefit payments initially commenced is obtained and such consent acknowledges the effect of the election to stop. Any commencement or recommencement of benefits starting after retirement or termination of service of a Participant who has elected to defer (and, if applicable to stop the current receipt of benefits) shall be subject to all of the provisions of Section 8.02 dealing with the mandatory Joint and Survivor Annuity form of distribution for married Participants and the single life annuity form for single Participants and the circumstances under which some other form of distribution may be elected.

     Any Participant who incurs a Termination of Employment and who later attains the age specified as an Early Retirement Date may elect in writing to the Committee to have his benefit payments begin at any time following such age. Once such election is made, benefit payments must begin within 60 days after the date specified in the election.

     Notwithstanding any provision of the Plan to the contrary, if the Vested portion of the Accrued Benefit of a Participant who terminates, retires, or dies does not exceed $3,500, or, from and after January 1, 2002, $5,000, the Vested Accrued Benefit shall be distributed in the form of a single sum cash distribution as soon as practicable following the Participant's termination.

     If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under
Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (b) the Participant, after receiving the notice, affirmatively elects a distribution.

     8.02 Automatic Joint and Survivor Benefits. Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Accrued Benefit will be paid in the form of a Joint and Survivor Annuity. A qualified election is a waiver of a Joint and Survivor Annuity. The waiver must be in writing and must be consented to by the Participant's spouse.
The spouse's consent to a waiver must acknowledge the designation of a specific alternative beneficiary in writing signed by the spouse and witnessed by a Plan representative or notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, waiver will be deemed a qualified election. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed qualified election, the designated spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefit. The number of revocations shall not be limited.

     In the case of a Joint and Survivor Annuity as described above, the Committee shall provide each Participant within a reasonable period under applicable regulations (currently, not less than 30 and no more than 90 days) prior to the Annuity Starting Date a written explanation of:

        (a)  the terms and conditions of a Joint and Survivor Annuity;

	(b) the Participant's right to make and the effect of an election to waive the Joint and Survivor Annuity form of benefit;

	(c)  the rights of a Participant's spouse; and

	(d) the right to make, and the effect of, a revocation of a previous election to waive the Joint and Survivor Annuity. If the Participant, after having received the above written explanation, affirmatively elects a form of distribution (with spousal consent if the form is other than the Joint and Survivor Annuity), the Plan may treat such election as a waiver of any remaining portion of the 30-day notice period, provided the distribution does not commence before the expiration of a 7-day period beginning the day after the Participant has received the above written notice and other requirements of applicable regulations are satisfied.

     Unless an optional form of benefit is selected, an unmarried
Participant's Vested Accrued Benefit will be paid in the form of a single life annuity under Section 8.03.

     8.03 Optional Forms of Payment. Except where a Joint and Survivor Annuity is required by Section 6.01 or Section 8.02, all benefit payments will be made in the Normal Form of Benefit unless the Participant (or his Beneficiary, if he is deceased) selects in writing one, or a combination of, the following optional forms of benefits:

        (a)  life income annuity;

	(b) a joint and survivor annuity providing a survivor benefit to any Beneficiary which is at least 50% but not greater than 100% of the Participant's benefit;

	(c)  a term certain annuity for 120 months, or 180 months;

	(d) a lump sum payment, but only if Termination of Employment is due to retirement, death, or Disability.

	(e) if the Participant was employed at the McEwen facility, then he or his Beneficiary may select a life annuity with 120 or 180 monthly benefits guaranteed.
     Any benefit payable in a form other than the Normal Form of Benefit will be the Actuarial Equivalent of the benefit which would have been payable in the Normal Form of Benefit.

     Any annuity contracts which may be purchased to provide Plan benefits will be nontransferable.

     8.04 Incidental Death Benefits. Regardless of any statement (with the exception of Section 8.02) to the contrary, the ability of any Participant or any Beneficiary to select the timing and method of a distribution option will be limited by the following provisions:

        (a) If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually, however, the life expectancy of a nonspouse Beneficiary may not be recalculated. If the Participant's spouse is not the designated Beneficiary, the method of distribution selected must satisfy the minimum death incidental benefit requirements of
     Section 1.401(a)(9)-2 of the regulations which are incorporated herein by this reference.

	(b) If the Participant dies after distribution of his or her interest has commenced, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

	(c) If the Participant dies before distribution of his or her interest commences, the Participant's entire interest will be distributed no later than five years after the Participant's death except to the extent that an election is made to receive distribution in accordance with (1) or (2) below:

               (1) If any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary commencing no later than one year after the Participant's death;

		(2) If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the date on which the Participant would have attained age 70 1/2, and, if the spouse dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

        (d) For purposes of 8.04(c) above, payments will be calculated by use of the return multiples specified in Section 1.72-9 of the regulations. Life expectancy of a surviving spouse may be recalculated annually, however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

	(e) For purposes of this Section 8.04, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

     8.04A     New Minimum Distribution Regulations.  With
respect to distributions under the Plan made on or after April 1, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply to minimum distribution requirements of
Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to April 1, 2001 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to April 1, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distribution for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) of the Code or such other date as may be published by the Internal Revenue Service.

     8.05 Transfers. The Plan will not accept the transfer into the Trust Fund of IRA's or distributions to Participants from other retirement plans.

     8.06 No Other Benefits. Except as provided in Chapter XII, no payments shall be made from the Plan and Trust to a Participant except for retirement, death, Disability, or other Termination of Employment.

     8.07 Direct Rollover.

          (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

          (b)  Definitions

               (i) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

			1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more;

			2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

			3) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities);

			4) returns of Section 401(k) elective deferrals that are returned as a result of the Section 415 limitations;

			5)   corrective distributions of excess contributions, excess
deferrals, and excess aggregate contributions, together with the income allocable to these corrective distributions;

			6)   loans treated as distributions under Section 72(p) and not excepted by Section 72(p)(2);

			7)   loans in default that are deemed distributions;

			8)   a distribution less than $200;

			9)   for distribution made from and after December 31, 1999,
any amount which is a hardship distribution under Section 401(K)(2)
of the Code; and

			10)  similar items designated by the IRS in revenue rulings, notices, and other guidance of general applicability.

		(ii) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section
          408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

		(iii) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former
Employee's surviving spouse and the Employee's or former
Employees' spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section
414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

		(iv) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                           CHAPTER IX

                   DESIGNATION OF BENEFICIARY

     9.01 Beneficiary Designation; Election of Non-Spouse Beneficiary. Each Participant may name or change the name of his Beneficiary(ies) who will receive any death benefits payable under Chapters VI or VIII of the Plan. However, any designation by a married Participant of someone other than his spouse as the primary Beneficiary for any pre-retirement death benefit payable under Section 6.01 of the Plan is an election to waive the pre-retirement surviving spouse death benefit under Section 6.03 and must be made by the Participant in writing during the election period described below and shall not be effective unless:

        (a) the Participant's spouse consents in writing to the election;

	(b) the election designates a specific alternate Beneficiary, including any class of Beneficiaries or any contingent
Beneficiaries, which may not be changed without spousal consent
(or the spouse expressly permits designations by the Participant without any further spousal consent);

	(c) the spouse's consent acknowledges the effect of the election; and

	(d) the spouse's consent is witnessed by a plan representative or notary public.

     If it is established to the satisfaction of a plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a waiver will be deemed a qualified election.

     The election period to waive the pre-retirement surviving spouse death benefit begins on the first day of the Plan Year in which the Participant attains age 35 or the date of the Participant's termination of service, if earlier, and ends on the date of the Participant's death. An earlier waiver (with spousal consent) may be made, but it will become invalid at the beginning of the Plan Year in which the Participant attains age 35 or the date of a vested Participant's termination of service, if earlier. However, a new waiver and consent form may be signed thereafter at any time during the election period.

     With regard to the election, the Committee shall provide each Participant within the applicable period, with respect to such Participant (and consistent with regulations), a written explanation of the pre-retirement surviving spouse death benefit containing comparable information to that required pursuant to
Section 8.02. For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

        (a) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

        (b)  One year ending after the individual becomes a Participant;

	(c) One year ending after the Plan no longer fully subsidizes the cost of the pre-retirement surviving spouse death benefit with respect to the Participant; or

	(d) One year ending after Code Section 401(a)(11) first applies to the Participant.

     Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates before attaining age
35. For this purpose, the Committee must provide the explanation within a period beginning one year before the separation from service and ending one year after such separation. If such a Participant thereafter returns to employment with a Participating Employer, the applicable period for such Participant shall be redetermined.

     9.02 Priority If No Designated Beneficiary. If there is no Beneficiary designation form on file, or if the designated Beneficiary(ies) predeceases the Participant, benefit payments required under the Plan and Trust to be payable on death to the Beneficiary(ies) will be distributed in the following order of priority:

        (a)  to the surviving spouse; or if none

	(b) to the surviving issue (per stirpes and not per capita); or, if none

	(c) to the surviving parents equally, or, if one is deceased, to the survivor of them; or, if none

	(d)  to the estate of the Participant.

                            CHAPTER X

                      TOP-HEAVY PROVISIONS

     10.01 Provisions Will Control. If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of Chapter X will supersede any conflicting provisions in the Plan.

     10.02 Definitions. For purposes of this Chapter X the following definitions shall apply:

        (a)  Employer:  Means all Participating Employers and all
     Affiliated Employers.

	(b) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the Determination Period was:

	       (1) an officer of the Employer having annual compensation from the Employer greater than 1.5 times the amount in effect under
          Section 415(c)(1)(A) for any such Plan Year;

		(2) an owner (or considered an owner under Section 318 of the Code) of one of the ten largest interests in the Employer if such individual's compensation exceeds the dollar limitation under
Section 415(c)(1)(A) of the Code;

		(3)  a 5% owner of the Employer; or

		(4) a 1% owner of the Employer who has an annual compensation of more than $150,000.

          The Determination Period is the Plan Year containing the Determination Date and the 4 preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

        (c)  Top-Heavy Plan:  For any Plan Year beginning after
     December 31, 1983, this Plan is Top-Heavy if any of the following conditions exist:

                (1) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

		(2) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

		(3) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy
Ratio for the Permissive Aggregation Group exceeds 60%.
        (d)  Top-Heavy Ratio:

                (1) If the Employer maintains one or more defined benefit plans and the Employer has not maintained any defined contribution plans (including any Simplified Employee Pension Plan) which during the 5-year period ending on the Determination Date(s) has or has had account balances, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the Present Value of Accrued Benefits of all Key Employees as of the Determination Date(s) (including any part of any Accrued
          Benefit distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Accrued Benefits (including any part of any Accrued
          Benefits distributed in the 5-year period ending on the Determination Date(s)) determined in accordance with Section 416 of the Code and the regulations thereunder.

		(2) If the Employer maintains one or more defined benefit plans and the Employer maintains or has maintained one or more defined contribution plans (including any Simplified Employee Pension
Plan) which during the 5-year period ending on the Determination
Date(s) has or has had account balances, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregate defined contribution plan or plans for all Key Employees and the Present Value of Accrued Benefits under the aggregate defined benefit plan or plans for all Key Employees, and the denominator of which is the sum of the account balances under the aggregate defined contribution plan or plans for all Participants and the Present Value of Accrued Benefits under the aggregate defined benefit plan or plans for all Participants as determined in accordance with Section 416 of the Code and the regulations thereunder. The account balances under a defined contribution plan and the Accrued Benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution made in the 5-year period ending on the Determination Date.

		(3) For purposes of (1) and (2) above, the value of account balances and the Present Value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and Accrued Benefits of a Participant who:
               		(i) is not a Key Employee but who was a Key Employee in a prioryear; or

			(ii) has not received any compensation from any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Accordingly, the accrued benefit of any employee who has not performed an Hour of Service for the Employer at any time during the 5-year period ending on the Determination Date will be disregarded. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and Accrued
Benefits will be calculated with reference to the Determination
Dates that fall within the same calendar year.

        (e) Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

	(f)  Required Aggregation Group:

                (1) Each qualified plan of the Employer in which at least one Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding Plan Years (including any such plan that terminated within 5-year period ending on the Determination Date), and

		(2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections
401(a)(4) or 410 of the Code.

        (g) Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

	(h) Valuation Date: The first day of the Plan Year, as of which account balances or Accrued Benefits are valued for purposes of calculating the Top-Heavy Ratio.

	(i) Present Value: Present Value shall be based only on the Actuarial Equivalent interest and mortality rates specified in
Section 1.01(c)

     10.03     Minimum Accrued Benefit:

        (a)  Notwithstanding any other provision in this Plan except (c),
     (d), and (e) below, for any Plan Year in which this Plan is Top-Heavy, each Participant who is employed on the last day of the Plan Year will accrue a benefit (to be provided solely by Employer contributions and payable in the Normal Form of Benefit) of 2.0% of his or her highest average compensation for the five consecutive years for which the Participant had the highest compensation. The minimum accrual is determined without regard to any Social Security contribution. The minimum accrual applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an accrual, or would have received a lesser accrual for the year.

	(b) For purposes of computing the minimum accrued benefit, compensation will include all wages subject to tax under Section 3101(a) without the dollar limitation of Section 3121(a), but not including deferred compensation other than contributions through a salary reduction agreement to a cash or deferred plan under
Section 401(k) or to a tax deferred annuity under Section 403(b) of the Code.

	(c)  No additional benefit accruals shall be provided pursuant to
(a) above to the extent that the total accruals on behalf of the Participant attributable to Employer contributions will provide a benefit expressed as a life annuity commencing at the Normal
Retirement Date that equals or exceeds 20% of the Participant's highest average compensation for the five consecutive years for which the Participant had the highest compensation.

	(d) The provisions in (a) above shall not apply to any Participant to the extent that the Participant is covered under any other plan or plans of the Employer. In such case, the minimum allocation or benefit requirement applicable to this Top-Heavy plan will be met in the other plan or plans.
(e) All accruals of Employer derived benefit, whether or not attributable to years for which the Plan is Top-Heavy, may be used in computing whether the minimum accrual requirements of paragraph (c) above are satisfied.

     10.04 Adjustment for Benefit Form Other Than Life Annuity. If the Normal Form of Benefit is other than a single life annuity, the Employee must receive an amount that is the Actuarial Equivalent of the minimum single life annuity benefit.
If the benefit commences at a date other than the Normal
Retirement Date, the Employee must receive at least an amount that is the Actuarial Equivalent of the minimum single life annuity benefit commencing at the Normal Retirement Date.

     10.05 Nonforfeitability of Minimum Accrued Benefit. The minimum accrued benefit required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited due to any suspension of benefits upon re-employment of retiree.

     10.06 Minimum Vesting Schedules. For any Plan Year in which this Plan is Top-Heavy, the following vesting schedule will automatically apply to the Plan:

      Years of Vesting Service     Vested Percentage
                 1                        0%
                 2                        20%
                 3                        40%
                 4                        60%
                 5                       100%

     The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in Vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the Accrued Benefits of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Employee's Accrued Benefits attributable to Employer contributions will be determined without regard to this Section. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting schedule and the election in Section 11.01(c) of the Plan applies.

     10.07 Compensation Limitation. For any Plan Year in which the Plan is Top-Heavy, only the first $200,000 (or such larger amount as may be prescribed by the Secretary or his delegate) of a Participant's annual Compensation shall be taken into account for purposes of determining benefits under the Plan.


                           CHAPTER XI

                      AMENDMENT OF THE PLAN

     11.01 Amendment by Employer. The Employer may, by resolution of its Board of Directors, amend this Plan at any time. Any amendment by the Employer will be subject to the following rules:

        (a) Without its written consent, no amendment may increase the duties or liabilities of the Trustee.

	(b) Except as permitted by law, no amendment may provide for the use of funds or assets under the Plan and Trust other than for the exclusive benefit of Participants or their Beneficiaries. In addition, no amendment may allow Trust Fund assets to revert to or be used or enjoyed by any Participating Employer unless otherwise permitted by law.

	(c) If an amendment changes the vesting schedule of the Plan, or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's nonforfeitable percentage, any Participant in the employ of a Participating
Employer or an Affiliated Employer on the date such amendment is adopted (or the date it is effective, if later) who has completed at least three Years of Vesting Service at the end of the election period specified below, may make an irrevocable election to remain under the vesting schedule of the Plan as in existence immediately prior to said amendment. If such Participant does not make this election during the election period starting on the date such amendment is adopted, and ending 60 days following the latest of the following dates, he will be subject to the new vesting schedule provided by said amendment:

                (1)  the date the amendment is adopted;

		(2)  the date the amendment is effective; or

		(3) the date written notice of the amendment is given to the Participant.

	However, the failure to make an election described above will not result in the forfeiture of any benefits which are already Vested.

         (d) No amendment may reduce the Accrued Benefit or Vested percentage of a Participant.

     11.02     Conformance to Law.  Regardless of the provisions of
Section 11.01, the Employer has the right to make whatever amendments are necessary to this Plan or the Trust to bring it into conformity with applicable law.

     11.03 Merger, Consolidation, or Transfer. If the Plan and Trust are merged or consolidated with, or the assets or liabilities are transferred to, any other plan and trust, the benefits payable to each Participant immediately after such action (if the Plan was then terminated) will be equal to or greater than the benefits to which he would have been entitled if the Plan had terminated immediately before such action.


                           CHAPTER XII

                     TERMINATION OF THE PLAN

     12.01 Right to Terminate. It is the expectation of the Employer that it will continue the Plan and the payment of contributions indefinitely, but continuance of the Plan is not assumed as a contractual obligation of the Employer, and the right is reserved by the Employer, by resolution of its Board of Directors, at any time to reduce, suspend, or discontinue its contributions, or terminate the Plan with respect to certain or all of its Employees. Further, any other Participating Employer may do likewise as to its participation in the Plan by resolution of its Board of Directors. If the Plan is terminated or partially terminated, the Accrued Benefit of each Participant who is in the employ of the Participating Employer on the effective date of the Plan termination or partial termination (as specified by the Participating Employer unless otherwise specified by the
PBGC) and whose employment is affected by such termination or partial termination will thereafter be fully vested and nonforfeitable. Such Participant will have recourse only to the assets of the Trust Fund and the PBGC for the payment of such Vested Accrued Benefit.

     12.02 Termination Priorities. If the Plan is terminated or partially terminated (whether by the Employer or the PBGC), and the PBGC has notified the Employer that it may proceed with benefit payments under this Plan, the Trust Fund assets (or portion thereof, in the case of partial termination) will be allocated to the appropriate Participants (all Participants in the event of complete Plan termination, in the event of partial termination, only those Participants whose Termination of Employment caused or was the result of such partial termination) in the following order of priority:

        (a)  to provide for the return of Employee contributions, if any;

	(b) to provide for any benefit of a Participant which was payable as an annuity in either of the following categories:

                (1) the benefit of a Participant which was in pay status as of the first day of the 3-year period immediately preceding the date the Plan was terminated, as specified by the PBGC;

		(2) the benefit of a Participant which could have been in pay status as of the first day of the 3-year period immediately preceding the date the Plan was terminated, as specified by the PBGC.
          For purposes of this Sub-Section (b), such benefit will be determined on the basis of the Plan's provisions which were in effect at any time during the 5-year period ending on such date of Plan termination under which the benefit would be the least;

     	(c) to provide for any other benefit of a Participant (not covered by any of the two previous priority classifications) which is insured and guaranteed by the PBGC;

	(d)  to provide for all other nonforfeitable benefits;

	(e)  to provide for all other benefits.

     Any allocations provided for under the above priority classifications will be payable to either a Participant or his Beneficiary, whichever is appropriate. In addition, with respect to priority classifications (b), (c), (d), and (e), the amount of an allocation to a Participant under a specified priority classification will be reduced by the amount of such Participant's allocation under a previous priority classification.

     12.03 Reversion to Employer. In the event assets remain in the Trust Fund after the complete satisfaction of all liabilities of the Plan and Trust, as specified in Section 12.02, distribution may be made to the Employer of such remaining assets, which will be deemed attributable to the difference between the actuarial assumptions used by the Actuary to determine the funding requirements of the Plan and Trust and the actual experience of the Trust Fund during its operation.

     12.04 Subsequent Benefit Payments. Unless otherwise specified by law, the timing, form (with the addition of lump sum distributions), and amount of any benefit payments provided under this Chapter will be made in accordance with the provisions of Chapter VIII.


                          CHAPTER XIII

                        CLAIMS PROCEDURE

     13.01 Written Claim. A Participant or Beneficiary(ies) may make a claim for Plan benefits by filing a written request with the Committee, on a form provided by the Committee.

     13.02 Claim Denial. If a claim is wholly or partially denied, the Committee will furnish the Participant or Beneficiary(ies) with written notice of the denial within 60 days of the date the original claim was filed. The notice of denial will specify:

        (a)  the reason for denial;

	(b) specific reference to pertinent Plan and Trust provisions on which the denial is based;

	(c) a description of any additional information or requirements needed to be eligible to obtain the denied benefit and an explanation of why such information or requirements are necessary; and

	(d)  an explanation of the claim procedure.

     13.03 Request for Review of Denial. The Participant or Beneficiary(ies) will have 60 days from receipt of denial notice in which to make written application for review by the Committee. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary(ies) will have the rights to representation, to review pertinent documents, and to submit comments in writing.

     13.04 Decision on Review. The Committee will issue a decision on such review within 60 days after receipt of an application for review.

     The Committee shall have full and complete discretionary authority to determine eligibility for benefits, to construe the terms of the Plan and to decide any matter presented through the claims review procedure. Any final determination by the Committee shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious upon the evidence considered by the Committee at the time of such determination.

     13.05 Additional Time. The Committee may take additional time, as provided by government regulations, under this Chapter XIII, if such time is needed to gather data, perform calculations or reach decisions in the processing of a claim. The Participant or Beneficiary(ies) will be informed by the Committee, in writing, of the need for such additional time prior to the date such extension begins.


                           CHAPTER XIV

                 CONTRIBUTION AND BENEFIT LIMITS
                     TO HIGH PAID EMPLOYEES

     14.01 When Applicable. Participating Employer contributions on behalf of any of the 25 highest paid Employees at the time the Plan is established and whose anticipated annual benefit exceeds $1,500 will be restricted as provided in Section 14.02 upon the occurrence of the following conditions:

        (a) The Plan is terminated within 10 years after its establishment;

	(b) The benefits of such highest paid Employee become payable within 10 years after the establishment of the Plan; or

	(c) If Section 412 of the Code (without regard to Section 412(h)(2)) does not apply to this Plan, the benefits of such Employee become payable after the Plan has been in effect for 10 years, and the full current costs of the Plan for the first 10 years have not been funded.

     14.02 Limitations. Participating Employer contributions which may be used for the benefit of an Employee described in
Section 14.01 shall not exceed the greater of $20,000, or 20% of the first $50,000 of the Employee's compensation multiplied by the number of years between the date of the establishment of the Plan and:

        (a) if 14.0l(a) applies, the date of the termination of the plan;

	(b)  if 14.0l(b) applies, the date the benefit becomes payable;
or

	(c) if 14.0l(c) applies, the date of the failure to meet the full current costs.

	14.03 Limitations if Plan Amended. If the Plan is amended so as to increase the benefit actually payable in event of the subsequent termination of the Plan, or the subsequent discontinuance of contributions thereunder, then the provisions of the above Sections shall be applied to the Plan as so changed as if it were a new Plan established on the date of the change.
The original group of 25 Employees (as described in Section 14.01 above) will continue to have the limitations in Section 14.02 apply as if the Plan had not been changed. The restriction relating to the change of Plan should apply to benefits or funds for each of the 25 highest paid Employees on the effective date of the change except that such restrictions need not apply with respect to any Employee in this group for whom the normal annual pension or annuity provided by Participating Employer contributions prior to that date and during the ensuing ten years, based on his rate of compensation on that date, could not exceed $1,500.

     The Participating Employer contributions which may be used for the benefit of the new group of 25 Employees will be limited to the greater of:

        (a) The Participating Employer contributions (or funds attributable thereto) which would have been applied to provide the benefits for the Employees if the previous Plan had been continued without change;

	(b)  $20,000; or

	(c)  The sum of:

               (1) the Participating Employer contributions (or funds attributable thereto) which would have been applied to provide benefits for the Employees under the previous Plan if it had been terminated the day before the effective date of change, and

		(2) an amount computed by multiplying the number of years (for which the current costs of the Plan after that date are met) by 20% of his annual compensation, or $10,000, whichever is smaller.

     14.04 Alternate Limitations. Notwithstanding the above limitations the following limitations will apply if they would result in a greater amount of Participating Employer contributions to be used for the benefit of the restricted
Employee:

        (a) In the case of a substantial owner (as defined in Section 4022(b)(5) of ERISA), a dollar amount which equals the present value of the benefit guaranteed for such Employee under Section 4022 of ERISA, or if the Plan has not terminated, the present value of the benefit that would be guaranteed if the Plan terminated on the date the benefit commences, determined in accordance with regulations of the PBGC; and

	(b) In the case of the other restricted Employees, a dollar amount which equals the present value of the maximum benefit described in Section 4022(b)(3)(B) of ERISA (determined on the earlier of the date the Plan terminates or the date benefits commence, and determined in accordance with regulations of the
PBGC) without regard to any other limitations in Section 4022 of ERISA.

                           CHAPTER XV

                    MISCELLANEOUS PROVISIONS

     15.01 Reversion of Assets. This Plan and Trust are for the exclusive benefit of the Employees of the Participating Employers and none of the assets may be used for any other purpose. Notwithstanding the above, there may be a reversion of assets to the Employer (or the Employee) in the event one of the following occurs:

        (a) If, in the course of administering the Plan and Trust, errors in accounting arise due to factual errors in information supplied by any Participating Employer, the Committee, the Plan Administrator or the Trustee, equitable adjustments may be made to correct these errors. Excess contributions arising from such adjustments may be returned to the Participating Employer within one year after such contributions were made.

	(b) All Participating Employer contributions made to the Plan under Code Section 412(m) are conditioned on deductibility. For any year(s) that all or a part of a deduction for Participating
Employer contributions to the Plan is disallowed by the Secretary of the Treasury, the amount of the contributions so disallowed shall be returned to the Participating Employer within one year after such disallowance.

	(c)  The Plan is terminated as provided for in Chapter XII.

     15.02 Equitable Adjustment. The Committee may make equitable adjustments, which may be retroactive, to correct for mathematical, accounting, or factual errors made in good faith.
Such adjustments will be final and binding on all Participants and other parties in interest.

     15.03 Reasonable Compensation. If for any Plan Year, the Internal Revenue Service determines that the total compensation of a Participant exceeds the amount which can be considered "reasonable" for purposes of the federal income tax return of the Participating Employer, then the Committee will readjust the Accrued Benefit of such Participant to reflect only the "reasonable" compensation of said Participant.

     15.04 Indemnification. To the extent permitted by law, the Employer will indemnify each member of the Committee and any others to whom the Employer has delegated fiduciary duties
(except corporate trustees, insurers or "investment managers" (as defined in ERISA)) against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan, unless the same are determined to be due to gross negligence or willful misconduct.

     15.05 Protection From Loss. Neither the Trustee, the Plan Administrator, the Committee nor the Employer guarantee the Trust
Fund in any way from loss or depreciation. To the extent permitted by applicable law, the liability of any of these persons, groups of persons, or entities to make any payment under the Plan and Trust is limited to the available assets of the Trust Fund.

     15.06 Protection From Liability. To the maximum extent allowed by law, the Plan Administrator and the Participating Employers, and their agents, designees and employees, shall be free from all liability, joint or several, for their acts, omissions, and conduct, except in the case of their own willful misconduct, gross negligence or bad faith. Specifically and without limitation other than as follows, nothing in the first sentence of this Section or elsewhere in the Plan and Trust shall be construed to relieve any Fiduciary from responsibility or liability for any responsibility, obligation or duty Under Part 4 of Title 1 of ERISA (except as provided in Sections 405(b)(1) and 405(d) of ERISA).

     15.07 Adoption of Rules and Procedures. Any group of people acting in a specified capacity under the Plan and Trust (such as the Named Fiduciary, Trustee, Committee, Plan Administrator, "investment manager" (as defined by ERISA) if any, and so on) may create and abide by whatever rules and procedures they desire, so long as these rules and procedures are not inconsistent with the Plan, the Trust and applicable law. If these rules specifically limit the duties and responsibilities of the members of any of these groups, then to the extent permitted by applicable law, the liability to each member under the Plan and Trust will be limited to his specific duties.

     15.08 Assignment of Benefits. A Participant's interest in this Plan may not be assigned or alienated, either voluntarily or involuntarily. This shall not preclude the Trustee from complying with: (i) a qualified domestic relations order (as defined in Section 414(p) of the Code) made pursuant to a domestic relations law requiring deduction from the benefits of a Participant for alimony, child support, or marital property payments, or (ii) on or after August 5, 1997 and pursuant to Code
Section 401(a)(13)(c), any court order, judgment, decree, or settlement agreement requiring that a Participant's benefits be reduced where the Participant has committed a breach of fiduciary duty to the Plan or committed a criminal act against the Plan.

     Notwithstanding any restrictions on the timing of distributions and withdrawals under this Plan, distribution shall be made to an alternate payee in accordance with the terms of an order described in the preceding paragraph, or as determined by the Plan Administrator and alternate payee if provided in the order, even if such distribution is made prior to the Participant's attainment of the earliest retirement age (as defined in Code Section 414(p)(4)).

     15.09 Mental Competency. Every person receiving or claiming benefits under the Plan and Trust will be presumed to be mentally competent until the date on which the Committee receives a written notice (in a form and manner acceptable to it) that such person is incompetent, and that a guardian, conservator or other person legally vested with his care or the care of his estate has been appointed. If the Committee receives acceptable notice that a person to whom a benefit is payable under the Plan and Trust is unable to care for his affairs because of incompetency, any payment due (unless a prior claim for it has been made by duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or a sister or to any person determined by the Committee to have incurred expenses for such person. Any such payment will be a complete discharge of the obligation of the Participating Employer, Committee, Plan Administrator and Trustee to provide benefits under the Plan and Trust.

     In the event that the Plan benefits of a person receiving or claiming them are garnished or attached by order of any court, the Committee may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. While the action is pending, any benefits that become payable under this plan will be paid into the court as they become payable. The court will then make the benefit distributions to the recipient it deems proper at the close of said action.

     15.10 Authentication. The Participating Employer, Committee, Plan Administrator and Trustee will be fully protected in acting and relying upon such certificate, affidavit, document or other information which that person requesting such information may consider pertinent, reliable and genuine.

     Any notice required to be made under the Plan and Trust may be waived, in writing, by the person entitled thereto. In addition, the time period specified in this Plan for filing any such notice may be modified or waived, in writing, by the person entitled thereto.

     15.11 Not an Employment Contract. The Plan and Trust will not be construed as creating or modifying any contract of employment between any Participating Employer and the Employee.

     15.12 Appointment of Auditor. The Employer shall have the right to appoint an independent auditor to audit the books, records, and accounts of the Trustee as they relate to the Plan and the Trust.

     15.13 Uniform Treatment. All interpretations made in connection with the Plan and Trust are intended to be exercised in a nondiscriminatory manner so that all Employees in similar circumstances are treated alike.

     15.14 Interpretation. The provisions of the Plan and Trust are to be construed as a whole and not construed separately without relation to the context of the entire agreement.

     15.15 Plural and Gender. When appropriate, the singular nouns in the Plan and Trust may include the plural, and vice versa. Also, wherever the male gender is used in the Plan and Trust, the female gender may be included, and vice versa.

     15.16 Headings. Headings at the beginnings of any Chapter, Section, or Sub-Section are for convenience only and are not to influence the construction of this Plan and Trust.

     15.17 Expenses. The Participating Employers may pay the expenses of administering the Plan, if desired. However, if they do not pay these expenses directly, then, to the extent permitted by law, the payments will be made from the Trust Fund.

     15.18 Prevention of Escheat. If the Participating Employer cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Participating Employer, and within three months after such mailing such person has not made written claim therefor, the Participating Employer, if it so elects, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Participating Employer. The Plan and the Trust shall have no further liability therefor, except that, in the event such person later notifies the Participating Employer of his whereabouts and requests the payment due to him under the Plan, the amount so applied shall be paid to him.

     15.19 Special Provisions Respecting Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Code, effective for individuals whose re-employment occurs after December 11, 1994.

     15.20 Participation of Affiliated Employers. The administrative powers and control of the Employer, as provided in this Plan and the Trust agreement, as well as the sole and exclusive right of amendment and termination (as covered in Chapters XI and XII) and of appointment and removal of the Plan Administrator, the Trustee, and their successors, shall remain solely with OshKosh B'Gosh, Inc. and shall not be diminished in any way by reason of the participation of any Affiliated Employer in the Plan and the Trust agreement.


		          CHAPTER XVI



                        EGTRRA PROVISIONS

     16.01 Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan year beginning after December 31, 2001.

     16.02 Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

     16.03     Increase in Compensation Limit.

        (a) Increase in limit. The annual compensation of each Participant taken into account in determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). For purposes of determining benefit accruals in a plan year beginning after December 31, 2001, the compensation for any prior determination period shall be $200,000.

	(b) Cost-of-living adjustment. The $200,000 limit on annual compensation in paragraph (a) shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.
     16.04     Modification of Top-Heavy Rules.

        (a) Effective date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends Chapter V of the Plan.

	(b)  Determination of top-heavy status.

                (1) Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

		(2)  Determination of present values and amounts.  Subsections
(3) and (4) below shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.
		(3) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the Plan under
Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under
Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

		(4) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

          (c) Minimum benefits. For purposes of satisfying the minimum benefit requirements of Section 416(c)(1) of the Code and the Plan, in determining years of service with the employer, any service with the employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no key employee or former key employee.

     16.05     Direct Rollovers of Plan Distributions.

        (a) Effective date. This section shall apply to distributions made after December 31, 2001.

	(b) Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 8.07 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

	(c) Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 8.07 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.
However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

     IN WITNESS WHEREOF, this Plan is executed by the Employer through its duly authorized officers, on this 6th day of November, 2001.

                            By:  /S/ DAVID L. OMACHINSKI
                        Attest:  /S/ MARGARET WACHOLTZ